Consent of Independent Auditors

The Board of Directors and Stockholders
Computer Associates International, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 2-92355, 2-87495 and 2-79751) on Form S-8 of Computer Associates International, Inc. of our report dated May 17, 2001, relating to the consolidated balance sheets of Computer Associates International, Inc. and subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, and the related financial statement schedule as of and for the years ended March 31, 2001 and 2000, which report appears in the March 31, 2001, annual report on Form 10-K of Computer Associates International, Inc.

                                                                                                         /s/ KPMG LLP

New York, New York
June 6, 2001